EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-150129) on Form S-8, Registration Statements (No. 333-150150, 333-173098 and 333-186557) on Form S-3 and Registration Statements (No. 333-165884, 333-171449 and 333-179637) on Form S-1 of DARA BioSciences, Inc. of our report dated March 28, 2013, relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of DARA BioSciences, Inc. for the year ended December 31, 2012.

/s/ HORNE LLP

Ridgeland, Mississippi
March 28, 2013